UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2006
KRATON Polymers LLC
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249

(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation)	File Number)

700 Milam Street, Suite 1300	77002
Houston, Texas

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	832-204-5400
Not Applicable

Former name or former address, if changed since last report
Polymer Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-123749	20-0411521

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Milam Street, Suite 1300	77002
Houston, Texas

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	832-204-5400

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Presentation dated April 26, 2006

Item 7.01 Regulation FD Disclosure.
On April 26, 2006, Polymer Holdings LLC (“Holdings”) and its wholly owned subsidiary Kraton Polymers LLC’s (“Kraton”) President and Chief Executive Officer, George Gregory together with its Vice President and Chief Financial Officer, Raymond K. Guba will present to existing bondholders and potential lenders an update on Holdings and Kraton in connection with the launch of Holdings’ tender offer for its’ 12.000% Senior Discount Notes on April 24, 2006 and launching an amendment to Kraton’s existing Senior Secured Credit Facilities. A copy of the presentation is attached as Exhibit 99.1 and is incorporated by reference into this item.
Kraton will be hosting a conference call on Wednesday, April 26, 2006 at 10:00 a.m. Eastern Time. The dial in for this call is (800) 665-0430 or (913) 312-1300 operator assisted. If you are unable to participate during the live conference call, a replay will be available 24 hours a day beginning April 26 through May 22nd. To hear a telephonic replay of the call, dial (888) 203-1112 or (719) 457-0820, passcode 4613774.
Item 9.01 Financial Statements and Exhibits.
The following exhibit is filed with this Current Report pursuant to Item 7.01.
(c)    Exhibits
99.1    Presentation dated April 26, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON Polymers LLC
April 25, 2006	By:	/s/ Raymond K. Guba
		Name:	Raymond K. Guba
		Title:	Vice President and Chief Financial Officer

Polymer Holdings LLC
April 25, 2006	By:	/s/ Raymond K. Guba
		Name:	Raymond K. Guba
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description of Exhibit
99.1	Presentation dated April 26, 2006.